Exhibit 23.1

                         Consent of Independent Auditors


We  consent  to  the  incorporation  by  reference in the following Registration
Statements   of  our  report  dated  February  9,  2001,  with  respect  to  the consolidated financial statements of Exigent International, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000.

Registration
Statement
Number            Description
--------------------------------------------------------------------------------

333-38807                  Incentive Stock Option Plan 1Q
333-29875                  Incentive Stock Option Plan 2Q
333-43657                  Incentive Stock Option Plan 3Q
333-50625                  Incentive Stock Option Plan 4Q
333-49087                  Independent Director Stock Option Plan 5NQ
333-53323                  Stock Option Plan 6NQ
333-75469                  Omnibus Stock Option and Incentive Plan
333-75447                  Employee Stock Purchase Plan



Jacksonville, Florida            /s/ Ernst & Young LLP
March 23, 2001